Filed Pursuant to Rule 424(b)(5)
Registration No. 333-248483

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 8, 2020)

Repay Holdings Corporation

5,430,000 of Shares of Class A Common Stock

We are offering 5,430,000 shares of our Class A common stock. Our Class A common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “RPAY.” On January 13, 2021, the closing price for our Class A common stock on Nasdaq was $24.74 per share.

Concurrently with this offering of Class A common stock, we are offering, pursuant to an offering memorandum in a separate private offering exempt from registration under Rule 144A of the Securities Act of 1933, as amended, $400.0 million aggregate principal amount of our 0.00% convertible senior notes due 2026, which we refer to as the 2026 notes, or a total of $440.0 million in the aggregate if the initial purchasers for the concurrent 2026 notes offering exercise their option to purchase additional 2026 notes in full. We cannot assure you that the concurrent 2026 notes offering will be completed. The concurrent 2026 notes offering is not contingent upon the consummation of the offering of the shares in this offering, and the offering of the shares in this offering is not contingent upon the consummation of the concurrent 2026 notes offering. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy any 2026 notes.

An investment in our Class A common stock involves significant risks. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$24.00	$130,320,000
Underwriting discounts and commissions(1)	$1.20	$6,516,000
Proceeds, before expenses, to Repay Holdings Corporation	$22.80	$123,804,000

(1)	We refer you to “Underwriting” in this prospectus supplement for additional information regarding underwriting compensation.

We have granted to the underwriters an option to purchase up to an additional 814,500 shares of our Class A common stock at the offering price less underwriting discounts and commissions, exercisable at any time until 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on January 19, 2021.

Joint Bookrunning Managers

Credit Suisse		Barclays
Citigroup	Truist Securities	William Blair

Co-Managers

BTIG	Keefe Bruyette & Woods	D.A. Davidson & Co.	Northland Capital Markets
A Stifel Company

Prospectus Supplement dated January 13, 2021.

Prospectus Supplement

Prospectus Dated September 8, 2020

We have not, and the underwriters have not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement contains information with respect to a public offering of Class A common stock pursuant to the effective registration statement, Registration Statement No. 333-248483, dated September 8, 2020, which contains a separate accompanying prospectus which is included herein. This prospectus supplement describes the terms of this offering of Class A common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus dated September 8, 2020, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should read each of this prospectus supplement and the accompanying prospectus together with the additional information to which we refer you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These forward-looking statements reflect our current views with respect to, among other things, the expected impact of the COVID-19 pandemic, the expected benefits of our recent acquisitions, our financial performance, our business strategy and the plans and objectives of management for future operations. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in prior reports filed with the SEC and those identified elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending; the impacts of the ongoing COVID-19 coronavirus pandemic and the actions taken to control or mitigate its spread; a delay or failure to integrate and realize the benefits of our recent acquisitions and any difficulties associated with operating in the markets in which we have limited experience; changes in the payment processing market in which we compete, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that we target; risks relating to our relationships within the payment ecosystem; risk that we may not be able to execute our growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to us; and the risk that we may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about us or the date of such information in the case of information from persons other than us, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this prospectus supplement. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” of this prospectus supplement and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus supplement and the accompanying prospectus, to “Repay,” the “Company,” “we,” “us,” “our” and similar terms refer to Repay Holdings Corporation and, when appropriate, our subsidiaries. References to “Thunder Bridge” refer to Thunder Bridge Acquisition, Ltd. prior to the consummation of the Business Combination (as defined below).

The Company

We are a leading payments technology company. We provide integrated payment processing solutions to industry-oriented vertical markets in which businesses have specific and bespoke transaction processing needs. We refer to these markets as “vertical markets” or “verticals.”

We are a payments innovator, differentiated by our proprietary, integrated payment technology platform and our ability to reduce the complexity of electronic payments for businesses. We intend to continue to strategically target verticals where we believe our ability to tailor payment solutions to our customers’ needs and the embedded nature of our integrated payment solutions will drive strong growth by attracting new customers and fostering long-term customer relationships.

Background

Repay Holdings Corporation was originally known as Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”), a special purpose acquisition company incorporated as a Cayman Islands exempted company, which consummated its initial public offering in June 2018. On July 11, 2019, Thunder Bridge domesticated into a Delaware corporation (the “Domestication”) and consummated the merger (the “Merger”) of a wholly-owned subsidiary of Thunder Bridge with and into Hawk Parent Holdings LLC (“Hawk Parent”) (such Domestication, Merger and other related transactions, collectively, the “Business Combination”).

In connection with the closing of the Business Combination (the “Closing”), we changed our name from Thunder Bridge Acquisition, Ltd. to Repay Holdings Corporation (the “Company”). Class A ordinary shares and Class B ordinary shares of Thunder Bridge issued and outstanding immediately prior to the Closing converted into Class A common stock of the Company, par value $0.0001 per share (“Class A common stock”). In connection with the Closing, the Company entered into an exchange agreement (the “Exchange Agreement”) with Hawk Parent and the holders (“Repay Unitholders”) of units representing limited liability company interests of Hawk Parent as the surviving company following the Merger (the “Post-Merger Repay Units”) which provides the Repay Unitholders with the right to elect to exchange such Post-Merger Repay Units for shares of our Class A common stock. The rights of holders of our common stock are governed by our certificate of incorporation, our bylaws and the Delaware General Corporation Law.

Concurrent Offering of Senior Notes due 2026

Concurrently with this offering of Class A common stock, we are offering, pursuant to an offering memorandum in a separate private offering exempt from registration under the Securities Act of 1933, as amended, $400.0 million aggregate principal amount of our 0.00% convertible senior notes due 2026, which we refer to as the 2026 notes, or a total of $440.0 million in the aggregate if the initial purchasers for the concurrent 2026 notes offering exercise their option to purchase additional 2026 notes in full. The concurrent 2026 notes offering is not contingent upon the consummation of the offering of the shares in this offering, and the offering of the shares in this offering is not contingent upon the consummation of the concurrent 2026 notes offering. We cannot assure you that either offering will be completed. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2026 notes. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy any 2026 notes.

Additional Information

Our principal executive offices are located at 3 West Paces Ferry Road, Suite 200, Atlanta, GA 30305. Our telephone number is (404) 504-7472. We maintain a website at www.repay.com, through which you may access our public filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement.

SUMMARY OF THE OFFERING

Class A common stock offered	5,430,000 newly issued shares of Class A common stock by us.

Option to purchase additional shares of Class A common stock	We have granted the underwriters an option to purchase up to an additional 814,500 shares of Class A common stock. This option is exercisable, in whole or in part, for a period of 30 days following the date of this prospectus supplement.

Class A common stock to be outstanding immediately after this offering	79,258,287 shares (or 80,072,787 shares if the underwriters exercise their option to purchase additional shares of Class A common stock in full) based on an offering at a public offering price of $24.00 per share.

Voting power of Class A common stock after giving effect to this offering	90.9% (or 91.0% if the underwriters exercise their option to purchase additional shares of Class A common stock in full) based on a public offering price of $24.00 per share.

Voting power of Class V common stock and Post-Merger Repay Units after giving effect to this offering	9.1% (or 9.0% if the underwriters exercise their option to purchase additional shares of Class A common stock in full) based on a public offering price of $24.00 per share.

Concurrent Offering of Convertible Senior Notes Due 2026	Concurrently with this offering of Class A common stock, we are offering, pursuant to an offering memorandum in a separate private offering exempt from registration under the Securities Act of 1933, as amended, $400.0 million aggregate principal amount of our 2026 notes, or a total of $440.0 million in the aggregate if the initial purchasers for the concurrent 2026 notes offering exercise their option to purchase additional 2026 notes in full. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2026 notes.

Use of proceeds	We estimate that the net proceeds to use from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $123.5 million (or $142.0 million if the underwriters exercise their option to purchase additional shares of Class A common stock in full) based on a public offering price of $24.00 per share.

We intend to use the net proceeds, together with the net proceeds from the concurrent 2026 notes offering, for the repayment of the term loans issued under our Revolving Credit and Term Loan Agreement with Truist Bank, as Administrative Agent, and the other lenders party thereto (the “Credit Agreement”) and other general corporate purposes, which may include, without limitation, repurchase, redemption or retirement of securities, including Post-Merger Repay Units, future acquisitions, satisfaction of earnout obligations from prior acquisitions, the repayment of outstanding indebtedness and working capital. In connection with the repayment of the term loans, we expect to seek to increase the amount of availability under our revolving credit facility. See “Use of Proceeds.”

Risk factors	Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” in this prospectus supplement and in our other filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

NASDAQ Capital Market Symbol	“RPAY”

The number of shares of our Class A common stock to be outstanding immediately after this offering and the voting power of Class A common stock following the offering is based on 73,828,287 shares of Class A common stock and 7,959,160 Post-Merger Repay Units outstanding as of January 6, 2021. The number of shares of Class A common stock outstanding excludes:

•	135,702 shares of our Class A common stock issuable upon the settlement of outstanding restricted stock units;

•	2,800,146 shares of our Class A common stock available for future issuance under our 2019 Omnibus Incentive Plan;

•	7,959,160 shares of Class A common stock reserved for issuance upon the exchange of Post-Merger Repay Units; and

•	the shares of our Class A common stock to be reserved for issuance upon the conversion of the 2026 notes being offered by us in the concurrent 2026 notes offering.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below and above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth below and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Additionally, the risks and uncertainties described in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Ownership of Class A Common Stock

We are no longer an “emerging growth company” and are therefore subject to the auditor attestation requirement in the assessment of our internal controls over financial reporting and certain other increased disclosure and governance requirements.

As of January 1, 2021, we lost our status as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As a result, we are no longer able to take advantage of certain exemptions from various reporting requirements. Therefore, we are now subject to certain requirements that apply to other public companies that did not previously apply to us, due to our previous status as an emerging growth company. These requirements include:

•	compliance with the auditor attestation requirement in the assessment of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act;

•	compliance with any new rules that may be adopted by the Public Company Accounting Oversight Board;

•	compliance with any new or revised financial accounting standards applicable to public companies without an extended transition period;

•	full disclosure regarding executive compensation required of larger public companies; and

•	compliance with the requirement of holding a nonbinding advisory vote on executive compensation and obtaining shareholder approval of any golden parachute payments not previously approved.

Failure to comply with these requirements could subject us to enforcement actions by the SEC, divert management’s attention, damage our reputation, and adversely affect our business, results of operations, or financial condition. In particular, if our independent registered public accounting firm is not able to render the required attestation, it could result in a loss of investor confidence in the accuracy, reliability, and completeness of our financial reports. We expect that the loss of “emerging growth company” status and compliance with these additional requirements will require management to expend additional time while also condensing the time frame available to comply with certain requirements, which may further increase our legal and financial compliance costs.

Our stock price may be volatile.

Historically, our Class A common stock has experienced substantial price volatility. For example, the closing price per share of our Class A common stock on The Nasdaq Capital Market ranged from a low of $11.35 to a high of $27.90 during the period from January 3, 2020 to January 6, 2021. This volatility could be the result of changes in our volumes, revenue, earnings and margins or general market and economic factors. If our future operating results or margins are below the expectations of stock market analysts or our investors, our stock price will likely decline.

Speculation and opinions in the press or investment community about our strategic position, financial condition, results of operations or significant transactions can also cause changes in our stock price. In particular, speculation on our go-forward strategy, competition in some of the markets we address and the effect of COVID-19 on our business, may have a dramatic effect on our stock price.

Because we do not currently intend to pay dividends, holders of our Class A common stock will benefit from an investment in our Class A common stock only if it appreciates in value.

We have never declared or paid any dividends on our Class A common stock, and do not expect to pay cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend entirely upon future appreciation in its value. There is no guarantee that our Class A common stock will maintain its value or appreciate in value.

Risks Related to this Offering

Our management may invest or spend the proceeds of this offering and the concurrent 2026 notes offering in ways with which you may not agree or in ways which may not yield a significant return, if any.

Our management will have broad discretion over the use of the net proceeds from this offering and the concurrent 2026 notes offering and could use them for purposes other than those contemplated at the time of this offering. You may not agree with the manner in which our management chooses to allocate and spend these net proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce significant income or investments that lose value.

This offering and future sales of substantial amounts of Class A common stock in the public market (including shares of Class A common stock issuable in connection with an acquisition or upon exchange of Post-Merger Repay Units of our Repay Unitholders and shares issuable upon the conversion of the 2026 notes), or the perception that such sales may occur, could cause the market price for our Class A common stock to decline.

The sale of shares of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon the closing of this offering, we expect to have outstanding an aggregate of 79,258,287 shares (or 80,072,787 shares if the underwriters exercise their option in full) of Class A common stock, based on the number of shares outstanding on January 6, 2021 and a public offering price of $24.00 per share. All of these shares will be freely tradable without restriction or further registration under the Securities Act, except for shares of Class A common stock held by certain of our “affiliates,” as that term is defined in Rule 144 under the Securities Act (“Rule 144”), whose sales would be subject to the restrictions on resale set forth in Rule 144, and shares underlying outstanding unvested restricted stock awards issued under our Incentive Plan.

Hawk Parent has outstanding an aggregate of 7,959,160 Post-Merger Repay Units as of January 6, 2021. Pursuant to the Exchange Agreement, Repay Unitholders have the right to elect to exchange such Post-Merger Repay Units into shares of Class A common stock on a one-for-one basis, subject to the terms of the Exchange Agreement, including in certain cases adjustments as set forth therein. Specifically, Repay Unitholders other than us will, at any time and from time to time, be able to exchange all or any portion of their Post-Merger Repay Units for shares of Class A common stock by delivering a written notice to both us and Hawk Parent and surrendering such Post-Merger Repay Units to Hawk Parent; however no Repay Unitholder may exchange fewer than 10,000 Post-Merger Repay Units in any single exchange unless exchanging all of the Post-Merger Repay Units held by such holder at such time. Hawk Parent may, in its sole and absolute discretion, in lieu of delivering shares of Class A common stock for any Post-Merger Repay Units surrendered for exchange, pay an amount in cash per Post-Merger Repay Unit equal to the volume weighted average price of the Class A common stock on the date it receives the written notice of the election to exchange from the exchanging Repay Unitholder.

In addition, we have reserved a total of 7,362,728 shares of Class A common stock for issuance under our Repay Holdings Corporation Omnibus Incentive Plan (as amended by Amendment No. 1 to the Repay Holdings Corporation Omnibus Incentive Plan, dated as of September 20, 2019, the “Incentive Plan.”). Of these shares, 2,800,146 shares of Class A common stock remain available for future issuance under the Incentive Plan as of January 6, 2021. Any shares of Class A common stock that we issue under the Incentive Plan or other equity incentive plans that we may adopt in the future would dilute the percentage ownership held by the investors who purchase shares of Class A common stock in this offering.

If these stockholders exercise their sale, exchange or registration rights and sell shares or are perceived by the market as intending to sell shares, the market price of our shares of Class A common stock could drop significantly. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Class A common stock or other securities.

In the future, we may also issue securities in connection with investments, acquisitions or capital raising activities. In particular, the number of shares of our Class A common stock issued in connection with an investment or acquisition, or to raise additional equity capital, could constitute a material portion of our then-outstanding shares of our Class A common stock. In addition, you will incur further dilution upon the conversion of any of the 2026 notes offered in the concurrent 2026 notes offering. Any such issuance of additional securities in the future may result in additional dilution to you or may adversely impact the price of our Class A common stock.

Any short sales of our Class A common stock to hedge the 2026 notes may have a negative effect on the market price of our common stock.

Buyers of the 2026 notes may decide to hedge the price risk related to the ownership of the 2026 notes by entering into derivative transactions in connection with the short sale of our Class A common stock. The establishment of any such short positions by the buyers of the 2026 notes could have the effect of causing the market price of our common stock to be lower than it would have been absent such action.

The underwriters of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our Class A common stock.

We and our officers and directors have entered or will enter into lock-up agreements pursuant to which we and they will be subject to certain restrictions with respect to the sale or other disposition of our Class A common stock for a period of 60 days following the date of this prospectus supplement. The underwriters, at any time and without notice, may release all or any portion of the Class A common stock subject to the foregoing lock-up agreements. See “Underwriting” for more information on these agreements. If the restrictions under the lock-up agreements are waived, then the Class A common stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of our Class A common stock to decline and impair our ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your Class A common stock at a time and price that you deem appropriate.

This offering is not contingent on the consummation of any other financing, including the concurrent 2026 notes offering.

Neither the completion of this offering nor of the concurrent 2026 notes offering is contingent on the completion of the other, so it is possible that this offering occurs and the concurrent 2026 notes offering does not occur, and vice versa. We cannot assure you that the concurrent 2026 notes offering will be completed on the terms described herein, or at all.

Risks Related to the Concurrent 2026 Notes Offering

The 2026 notes that may be sold in the concurrent 2026 notes offering are our obligations only and we are dependent upon cash flow from our subsidiaries to meet our obligations.

We are a holding company with no independent operations or significant assets other than investments in our subsidiaries. Accordingly, our ability to meet our financial obligations, including the 2026 notes that may be sold in the concurrent 2026 notes offering, depends, on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans, or otherwise, to pay amounts due on our obligations, including the 2026 notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the 2026 notes or to make any funds available for that purpose. In addition, dividends, loans, or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. Our right to receive any assets of any of our subsidiaries upon such subsidiary’s bankruptcy, liquidation, or reorganization and, therefore, the ability of the holders of notes to participate in those assets, will be subject to prior claims of creditors of the subsidiary, including trade creditors, and such subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise.

Servicing our debt, including any 2026 notes that may be sold in the concurrent 2026 notes offering, will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay the 2026 notes.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including any 2026 notes we sell in the concurrent 2026 notes offering, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt, pay taxes, make payments under the Tax Receivable Agreement (the “Tax Receivable Agreement”) with the Repay Unitholders, make necessary capital expenditures and pay dividends. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive.

Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We may not have the ability to raise the funds necessary to settle conversions of any 2026 notes we sell in the concurrent 2026 notes offering, or to repurchase the 2026 notes upon a fundamental change, and our future debt may contain, limitations on our ability to pay cash upon conversion or repurchase of the 2026 notes.

Holders of any 2026 notes we sell in the concurrent 2026 notes offering will have the right to require us to repurchase their 2026 notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any. See “Concurrent Offering of Convertible Senior Notes Due 2026.” In addition, upon conversion of any 2026 notes we sell in the concurrent 2026 notes offering, unless we elect to cause to be delivered solely shares of our Class A common stock to settle such conversion, we will be required to make cash payments in respect of the 2026 notes being converted. See “Concurrent Offering of Convertible Senior Notes Due 2026.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of 2026 notes surrendered therefor or to pay cash with respect to 2026 notes being converted.

In addition, our ability to repurchase the 2026 notes or to pay cash upon conversion of the 2026 notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase the 2026 notes at a time when the repurchase is required by the indenture governing the 2026 notes (the “indenture”), to make interest payments on the 2026 notes when due under the indenture, or to pay any cash payable on future conversions of the 2026 notes as required by the indenture, would constitute a default under the indenture. A default under the indenture governing the 2026 notes, or the fundamental change itself, could also lead to a default under our Credit Agreement and other agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness, repurchase, make interest payments on or make cash payments upon conversion of the 2026 notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions that would intensify the risks discussed herein.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the 2026 notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due. Our credit facility restricts our ability to incur additional indebtedness, including secured indebtedness, but these restrictions are subject to exceptions and if the facility matures or is repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

The conditional conversion feature of the 2026 notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the 2026 notes is triggered, holders of any 2026 notes sold in the concurrent 2026 notes offering will be entitled to convert their 2026 notes at any time during specified periods at their option. See “Concurrent Offering of Convertible Senior Notes Due 2026.” If one or more holders elect to convert their 2026 notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our Class A common stock, we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their 2026 notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the 2026 notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the 2026 notes, could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon

Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the 2026 notes is that the equity component is required to be included in the additional paid-in capital section of shareholders’ equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the 2026 notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income (or larger net losses) in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes. In August 2020, FASB published an Accounting Standards Update 2020-06, which we refer to as ASU 2020-06, eliminating the separate accounting for the debt and equity components as described above. ASU 2020-06 will be effective for us for the fiscal year 2022, including interim periods within fiscal years. When effective, we expect the elimination of the separate accounting described above to reduce the interest expense that we expect to recognize for the 2026 notes under current accounting principles.

In addition, under certain circumstances, convertible debt instruments (such as the 2026 notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the 2026 notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. ASU 2020-06 described above amends these accounting standards, effective as of the date referred to above, to instead require entities to apply the “if-converted” method under which diluted earnings per share are generally calculated assuming that all the 2026 notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may result in a reduction of our reported diluted earnings per share.

Provisions in the indenture governing the 2026 notes could delay or prevent an otherwise beneficial takeover of the Company

Certain provisions of the 2026 notes and the indenture could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then we will be required to make an offer to the holders of the 2026 notes to repurchase for cash all or part of their outstanding 2026 notes. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to increase the conversion rate temporarily. In either case, and in other cases, our obligations under the 2026 notes could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that you may view as favorable.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $123.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and based on the public offering price of $24.00 per share. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds to us will be approximately $142.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. In addition, we estimate that the net proceeds we will receive from the concurrent 2026 notes offering will be $389.7 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by us. If the initial purchasers exercise their option to purchase additional 2026 notes in full, we estimate that the net proceeds to us will be approximately $428.7 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by us. The concurrent 2026 notes offering is not contingent upon the consummation of the offering of the shares in this offering, and the offering of the shares in this offering is not contingent upon the consummation of the concurrent 2026 notes offering. We cannot assure you that either offering will be completed.

We intend to use the net proceeds from this offering and the concurrent 2026 notes offering (including from any exercise by the underwriters of their option to purchase additional shares or 2026 notes) for the repayment of the term loans issued under the Credit Agreement and other general corporate purposes, which may include, without limitation, repurchase, redemption or retirement of securities, including Post-Merger Repay Units, future acquisitions, satisfaction of earnout obligations from prior acquisitions, the repayment of outstanding indebtedness and working capital. In connection with the repayment of the term loans, we expect to seek to increase the amount of availability under our revolving credit facility. We have not determined the amount of net proceeds to be used specifically for such purposes.

This expected use of net proceeds from this offering and the concurrent 2026 notes offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. We have no current agreements or commitments for any material acquisition of assets or businesses or any material strategic alliances or collaborations.

Our management will have broad discretion over the allocation of the net proceeds from this offering and the concurrent 2026 notes offering. Pending our use of the net proceeds from this offering and the concurrent 2026 notes offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

MARKET PRICE OF AND DIVIDENDS ON SECURITIES

Market Price of Class A Common Stock

Our Class A common stock is traded on Nasdaq under the symbol “RPAY.” On January 13, 2021, the closing price for our Class A common stock on Nasdaq was $24.74 per share.

Dividends of Repay Securities

We have never declared or paid cash dividends on our Class A common stock. We currently do not intend to pay cash dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and long-term debt and our capitalization as of September 30, 2020:

•	on an actual basis; and

•

on an as adjusted basis to give effect to (i) the issuance and sale of 5,430,000 shares of our Class A common stock in this offering at the public offering price of $24.00 per share, and our receipt and application of the net proceeds therefrom, after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and (ii) the issuance and sale of $400.0 million aggregate principal amount of our 2026 notes in the concurrent 2026 notes offering, and our receipt and application of net proceeds therefrom, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by us. See “Use of Proceeds.”

You should read this table together with our consolidated financial statements and condensed consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2020
	Actual	As Adjusted
Cash and cash equivalents(1)	$182,290,497	431,024,839
Long-term debt(1)
% Convertible Senior Notes due 2026(2)	—	400,000,000
Long-term debt, net of current maturities	251,307,205	—
Tax receivable agreement, net of current portion	212,794,971	212,794,971
Other liabilities	10,635,013	10,635,013

Total long-term debt	$474,737,189	$623,429,984

Stockholders’ Equity
Class A common stock, $0.0001 par value, 2,000,000,000 shares authorized, 71,087,989 and 76,517,898 shares outstanding, respectively	7,109	7,652
Class V common stock, $0.0001 par value, 1,000 shares authorized, 100 shares outstanding	—	—
Additional paid-in capital(2)	609,914,694	732,668,151
Accumulated other comprehensive (loss) income	(9,265,548)	(9,265,548)
Accumulated deficit	(79,441,366)	(85,743,170)
Total stockholders’ equity	$521,214,889	$637,667,085

Equity attributable to noncontrolling interests	42,403,135	42,403,135
Total stockholders’ equity and members’ equity	563,618,024	680,070,220

Total liabilities and stockholders’ equity and members’ equity	$1,094,687,902	$1,353,072,244

(1)

Assumes successful completion of the concurrent 2026 notes offering and no exercise by the initial purchasers of their option to purchase additional 2026 notes. We cannot assure you that the concurrent 2026 notes offering will be completed.

(2)

Accounting Standards Codification ASC 470-20 specifies that issuers of a convertible debt instrument (such as the 2026 notes) that may be wholly or partially settled in cash must separately account for the liability and equity components in a manner that will reflect the issuer’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The amounts presented in the table above do not reflect the debt discount that we will be required to recognize for the 2026 notes. Following the issuance of the 2026 notes, we will record a debt discount for the 2026 notes that will decrease total consolidated debt and increase additional paid-in capital. The debt component will accrete up to the principal amount over the expected term of the debt.

The table above is based on actual shares of our common stock outstanding as of September 30, 2020 and excludes as of such date:

•	2,131,655 shares of our Class A common stock that are subject to vesting and 135,702 shares of our Class A common stock issuable upon the settlement of outstanding restricted stock units;

•	3,006,472 shares of our Class A common stock available for future issuance under our 2019 Omnibus Incentive Plan;

•	the exercise by the underwriters of their option to purchase additional shares of Class A common stock in this offering;

•	8,361,477 shares of our Class A common stock reserved for issuance upon the exchange of outstanding Post-Merger Repay Units; and

•	the shares of our Class A common stock to be reserved for issuance upon the conversion of the 2026 notes being offered by us in connection with the concurrent 2026 notes offering.

CONCURRENT OFFERING OF CONVERTIBLE SENIOR NOTES DUE 2026

Concurrently with this offering of Class A common stock, we are offering, pursuant to an offering memorandum in a separate private offering exempt from registration under the Securities Act of 1933, as amended, $400.0 million aggregate principal amount of our 0.00% convertible senior notes due 2026, which we refer to as the 2026 notes, or a total of $440.0 million in the aggregate if the initial purchasers for the concurrent 2026 notes offering exercise their option to purchase additional 2026 notes in full. Through this offering and the concurrent 2026 notes offering, we intend to raise gross proceeds of approximately $530.3 million (up to approximately $589.9 million if the underwriters in this offering exercise their option to purchase additional shares in full and if the initial purchasers exercise their option to purchase additional 2026 notes in the concurrent 2026 notes offering in full). The concurrent 2026 notes offering is not contingent upon the consummation of the offering of the shares in this offering, and the offering of the shares in this offering is not contingent upon the consummation of the concurrent 2026 notes offering. We cannot assure you that either offering will be completed. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2026 notes.

Holders of any 2026 notes we sell in the concurrent 2026 notes offering may convert their 2026 notes at their option at any time prior to the close of business on the business day immediately preceding November 3, 2025 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2021 (and only during such calendar quarter), if the last reported sale price of our Class A common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period, or the measurement period, in which the trading price of the 2026 notes per $1,000 principal amount of 2026 notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our Class A common stock and the conversion rate on each such trading day; (3) if we call such 2026 notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after November 3, 2025 and until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their 2026 notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our Class A common stock or any combination thereof at our election.

The conversion rate of any 2026 notes we sell in the concurrent 2026 notes offering will initially be 29.7619 shares of Class A common stock per $1,000 principal amount of 2026 notes (equivalent to an initial conversion price of approximately $33.60 per share of Class A common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events set forth in the indenture governing the 2026 notes that occur prior to the maturity date, or following our issuance of a notice of redemption, we will increase the conversion rate for a holder who elects to convert its 2026 notes in connection with such a corporate event, or who elects to convert any notes called for redemption during the related redemption period, as applicable, in certain circumstances.

We may not redeem the 2026 notes prior to February 5, 2024. We may redeem for cash all or any portion of the 2026 notes, at our option, on a redemption date occurring on or after February 5, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, if the last reported sale price of our Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. The redemption price will be 100% of the principal amount of the 2026 notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we issue a notice of redemption calling any note for redemption and a holder elects to convert such note with a conversion date occurring during the related redemption period, then we will increase the conversion rate applicable to such conversion in certain circumstances. No sinking fund is provided for the 2026 notes.

If we undergo a fundamental change, subject to certain conditions, holders may require us to repurchase for cash all or part of their 2026 notes at a repurchase price equal to 100% of the principal amount of the 2026 notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The 2026 notes will be our senior unsecured obligations and will rank senior in right of payment to our indebtedness (excluding indebtedness of subsidiaries) that is expressly subordinated in right of payment to the 2026 notes; equal in right of payment to any of our unsecured indebtedness (excluding indebtedness of subsidiaries) that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness (excluding indebtedness of subsidiaries) to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries, including all amounts outstanding under the Credit Agreement.

We will be required to pay additional interest in respect of the 2026 notes under specified circumstances. We do not intend to apply to list the 2026 notes on any securities exchange or any automated dealer quotation system.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common stock by “Non-U.S. Holders” (as defined below). This discussion is for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to particular Non-U.S. Holders in light of their individual circumstances or to certain types of Non-U.S. Holders subject to special tax rules, including partnerships or other pass-through entities for U.S. federal income tax purposes, banks, financial institutions or other financial services entities, broker-dealers, insurance companies, tax-exempt organizations, pension plans, real estate investment trusts, regulated investment companies, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, persons who use or are required to use mark-to-market accounting, persons that hold our shares as part of a “straddle,” a “hedge,” a “conversion transaction,” “synthetic security,” integrated investment or other risk reduction strategy, certain former citizens or permanent residents of the United States, persons who hold or receive shares of our Class A common stock pursuant to the exercise of an employee stock option or otherwise as compensation, persons that own, or are deemed to own, more than 5% of our Class A common stock (except to the extent specifically set forth below), persons subject to Section 451(b) of the Internal Revenue Code, or Code, or investors in pass-through entities (or entities that are treated as disregarded entities for U.S. federal income tax purposes) that hold our Class A common stock. In addition, this discussion does not address the effects of any applicable gift or estate tax, the potential application of the alternative minimum tax, or any tax considerations that may apply to Non-U.S. Holders of our Class A common stock under state, local or non-U.S. tax laws or any U.S. federal tax laws other than income tax laws.

This discussion is based on the Code, and applicable Treasury Regulations promulgated thereunder and rulings, administrative pronouncements and judicial decisions that are issued and available as of the date of this registration statement, all of which are subject to change or differing interpretations at any time with possible retroactive effect. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or IRS, with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained by a court if challenged. This discussion is limited to a Non-U.S. Holder who will hold our Class A common stock as a capital asset within the meaning of the Code (generally, property held for investment). For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our shares that is not a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) and is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a court within the United States can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A common stock, the tax treatment of such partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your tax advisor regarding the tax consequences of the acquisition, ownership, and disposition of our Class A common stock.

THIS SUMMARY IS NOT INTENDED TO BE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL

INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Distributions On Our Class A Common Stock

In general, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Accounts,” distributions, if any, paid on our Class A common stock to a Non-U.S. Holder (to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles) will constitute dividends and be subject to U.S. withholding tax at a rate equal to 30% of the gross amount of the dividend, or a lower rate prescribed by an applicable income tax treaty, unless the dividends are effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States. To the extent that a distribution does not constitute a dividend (because such distribution exceeds our current and accumulated earnings and profits), such amount will be treated first as reducing the Non-U.S. Holder’s basis in its shares of Class A common stock, but not below zero, and to the extent it exceeds the Non-U.S. Holder’s basis, as capital gain from the sale or exchange of such shares of Class A common stock (see Section entitled “—Gain on Sale, Exchange or Other Disposition of Our Class A Common Stock” below).

A Non-U.S. Holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification and other requirements prior to the distribution date. Such Non-U.S. Holders must generally provide us and/or our paying agent, as applicable, with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form) claiming an exemption from or reduction in withholding under an applicable income tax treaty. Such certificate must be provided before the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds Class A common stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through intermediaries. If tax is withheld in an amount in excess of the amount applicable under an income tax treaty, a refund of the excess amount may generally be obtained by a Non-U.S. Holder by timely filing an appropriate claim for refund with the IRS.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder) generally will not be subject to U.S. federal withholding tax if the Non-U.S. Holder files the required forms, including IRS Form W-8ECI, with us and/or our paying agent, as applicable, but instead generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates in the same manner as if the Non-U.S. Holder were a resident of the United States. A corporate Non-U.S. Holder that receives effectively connected dividends may be subject to an additional branch profits tax at a rate of 30%, or a lower rate prescribed by an applicable income tax treaty.

Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Gain on Sale, Exchange or Other Disposition of Our Class A Common Stock

In general, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Accounts,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our Class A common stock unless:

1)

the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder);

2)	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

3)

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. Holder owns, or is treated as owning, more than 5% of our Class A common stock at any time during the foregoing period.

Net gain realized by a Non-U.S. Holder described in clause (1) above generally will be subject to U.S. federal income tax under regular U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a resident of the United States. Any gains of a corporate Non-U.S. Holder described in clause (1) above may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

Gain realized by an individual Non-U.S. Holder described in clause (2) above will be subject to a flat 30% tax, or such lower rate specified in an applicable income tax treaty, which gain may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

For purposes of clause (3) above, a corporation is a United States real property holding corporation, or USRPHC, if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its United States real property interests, the fair market value of its worldwide real property interests plus the fair market value of its other assets used or held for use in a trade or business. We believe that we are not, and we do not anticipate that we will become, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we became a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our Class A common stock by reason of our status as a USRPHC so long as our Class A common stock is regularly traded on an established securities market (within the meaning of the applicable regulations) and such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our outstanding Class A common stock at any time during the shorter of the five-year period ending on the date of disposition and such holder’s holding period for our Class A common stock. However, no assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rules described above. If we are a USRPHC and either our Class A common stock is not regularly traded on an established securities market or a Non-U.S. Holder holds or is deemed to hold (directly, indirectly or constructively) more than 5% of our outstanding Class A common stock during the applicable testing period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. In addition, if we are a USRPHC and our Class A common stock is not regularly traded on an established securities market, a Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15%. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States or withholding was reduced by an applicable income tax treaty. Under applicable income tax treaties or other agreements, the IRS may make its reports available to the tax authorities in the Non-U.S. Holder’s country of residence or country in which the Non-U.S. Holder was established.

Dividends paid to a Non-U.S. Holder may be subject to backup withholding, currently at a rate of 24%, unless the Non-U.S. Holder certifies to the payor as to its status as an exempt recipient, such as by completing and providing the payor with an applicable IRS Form W-8.

Proceeds from the sale or other disposition of Class A common stock by a Non-U.S. Holder effected by or through a U.S. office of a broker will generally be subject to information reporting and backup withholding, currently at a rate of 24%, unless the Non-U.S. Holder certifies to the withholding agent under penalties of perjury as to, among other things, its name, address and status as a Non-U.S. Holder or otherwise establishes an exemption. Payment of disposition proceeds effected outside the United States by or through a non-U.S. office of a non-U.S. broker generally will not be subject to information reporting or backup withholding if the payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder that results in an overpayment of taxes generally will be refunded, or credited against the holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our Class A common stock, as well as (subject to the proposed U.S. Treasury regulations discussed below) of gross proceeds of dispositions of our Class A common stock, to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under proposed Treasury Regulations the preamble to which states that taxpayers may rely on the proposed regulations until final regulations are issued, this withholding tax will not apply to the gross proceeds from the sale, exchange, or other disposition of our Class A common stock. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden).

Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Credit Suisse Securities (USA) LLC (“Credit Suisse”) is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, the number of shares indicated below:

Name	Number of Shares
Credit Suisse Securities (USA) LLC	2,288,954
Barclays Capital Inc.	1,430,596
Citigroup Global Markets Inc.	488,700
Truist Securities, Inc.	488,700
William Blair & Company, L.L.C.	219,915
BTIG, LLC	195,480
Keefe, Bruyette & Woods, Inc.	171,045
D.A. Davidson & Co.	97,740
Northland Securities, Inc.	48,870
Total:	5,430,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of Class A common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Class A common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class A common stock offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option described below.

The underwriters initially propose to offer part of the shares of Class A common stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $0.72 per share under the public offering price. After the initial offering of the shares of Class A common stock, the offering price and other selling terms may from time to time be varied by the representatives. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an additional 814,500 shares of Class A common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Class A common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of Class A common stock listed next to the names of all underwriters in the preceding table. The offering of the shares in this offering is not contingent upon the consummation of the concurrent 2026 notes offering.

The following table shows the per share and total public offering price, underwriting discounts and commissions and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 814,500 shares of Class A common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$24.00	$130,320,000	$149,868,000
Underwriting discounts and commissions	$1.20	$6,516,000	$7,493,400
Proceeds, before expenses, to Repay Holdings Corporation	$22.80	$123,804,000	$142,374,600

The estimated offering expenses payable by us are approximately $350,000. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority up to $20,000.

Our Class A common stock is trading on Nasdaq under the trading symbol “RPAY.”

We and our officers and directors have agreed that, without the prior written consent of Credit Suisse, we and they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for shares of Class A common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A common stock,

whether any such transaction described above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise. In addition, we and each such person, as applicable, agree that, during the restricted period, without the prior written consent of Credit Suisse, we will not, and will not publicly disclose an intention to file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of Class A common stock or any security convertible into or exercisable or exchangeable for Class A common stock, and we or such other person will not make any demand for, or exercise any right with respect to, the registration of any shares of Class A common stock or any security convertible into or exercisable or exchangeable for Class A common stock.

With respect to the Company, the restrictions described in the immediately preceding paragraph to do not apply to:

•	the sale of shares of Class A common stock to the underwriters;

•	the issuance by the Company of shares of Class A common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement;

•

the issuance by the Company of shares of Class A common stock in connection with certain acquisitions or strategic investments, provided that in the case of this clause, the aggregate amount of Class A common stock that the Company may issue shall not exceed 5% of the Class A common stock issued and outstanding immediately following the transactions contemplated by this prospectus supplement and provided further that each recipient of the Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock pursuant to this clause shall execute a lock-up letter;

•	the Company’s compliance with the Company’s existing agreements described elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein;

•	the filing by the Company of any registration statement on Form S-8;

•

the issuance of Class A common stock or securities convertible into or exercisable or exchangeable for Class A common stock under any employee benefit plan in effect on the date of this prospectus supplement;

•	the issuance of Class A common stock issuable upon conversion of the notes to be sold in the concurrent 2026 notes offering; or

•

facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A common stock, provided that (i) such plan does not provide for the transfer of Class A common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A common stock may be made under such plan during the restricted period.

With respect to our officers and directors, the restrictions described in the eighth paragraph of this section “Underwriting” do not apply to:

•

transactions relating to shares of Class A common stock or other securities acquired in open market transactions after the completion of this offering; provided that no filing under Section 16(a) of the Exchange Act, is required or voluntarily made in connection with subsequent sales of the Class A common stock or other securities acquired in such open market transactions;

•

transfers of shares of Class A common stock or any security convertible into Class A common stock as a bona fide gift or for bona fide estate planning purposes; provided that any such shares of Class A common stock or other securities shall remain subject to the terms of the lock-up agreement;

•

distributions of shares of Class A common stock or any security convertible into or exercisable or exchangeable for Class A common stock to their limited partners, securityholders, members, general partners, managers, directors, officers or employees or trust beneficiaries of such persons or those of their affiliates; provided that any such shares of Class A common stock or other securities shall remain subject to the terms of the lock-up agreement;

•

the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A common stock, provided that (i) such plan does not provide for the transfer of Class A common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such persons or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A common stock may be made under such plan during the restricted period;

•

sales of Class A common stock made pursuant to and in accordance with a trading plan pursuant to Rule 10b5-1 under the Exchange Act existing on the date of this prospectus supplement provided that any public filing or public announcement under Section 16(a) of the Exchange Act required during the restricted period made in connection with sales under this bullet point shall clearly indicate in the footnotes thereto or comments section that such sales were made pursuant to a Rule 10b5-1 trading plan under the Exchange Act;

•

transfers or dispositions of shares of Class A common stock or other securities to any member of the immediate family of such person or any trust for the direct or indirect benefit of such person or the immediate family of such person in a transaction not involving a disposition for value; provided that any such shares of Class A common stock or other securities shall remain subject to the terms of the lock-up agreement;

•

transfers or dispositions of shares of Class A common stock or any security convertible into or exercisable or exchangeable for Class A common stock to any corporation, partnership, limited liability company or other entity that is directly or indirectly controlling, controlled by, managing or managed by or under common control with such person or their affiliates; including, for the avoidance of doubt, transfers or distributions of shares of Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock to a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as such person or who shares a common investment advisor with such person, in a transaction not involving a disposition for value; provided that any such shares of Class A common stock or other securities shall remain subject to the terms of the lock-up agreement;

•

transfers or dispositions of shares for Class A common stock or other securities (x) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such person upon the death of such person, or (y) by operation of law pursuant to a domestic order or negotiated divorce settlement; provided that any such shares of Class A common stock or other securities shall remain subject to the terms of the lock-up agreement;

•

the exchange of any Post-Merger Repay Units described in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference and outstanding as of the date of the prospectus supplement into shares of Class A common stock or the sale of such Post-Merger Repay Units for cash to us or Hawk Parent, or the exercise of any option or warrant described in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference and outstanding as of the date of the prospectus supplement for shares of Class A common stock, provided that any such shares of Class A common stock received by such person shall be subject to the terms of the lock-up agreement; provided, further, that any public filing or public announcement under Section 16(a) of the Exchange Act required during the restricted period in connection with the exchange of such unit or sale or the exercise of such stock option or warrant shall clearly indicate in the footnotes thereto or comments section thereof (a) that the filing relates to the exchange of a unit or sale or the exercise of a stock option or warrant, as the case may be, and (b) that either (i) any shares of Class A common stock sold by the reporting person were sold or transferred in a manner permissible under any of the foregoing clauses or (ii) no shares of Class A common stock were sold by the reporting person and that the shares of Class A common stock received upon exchange of the unit or sale or the exercise of the stock option or warrant are subject to a lock-up agreement with the underwriters;

•

any transfers made by such person to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference; provided that any public filing or public announcement under Section 16(a) of the Exchange Act required during the restricted period made in connection with sales under this bullet point shall clearly indicate in the footnotes thereto or comments section that such sales were made to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference; or

•

transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Board of Directors of the Company made to all holders of the Company’s capital stock involving a change of control (as defined in the lock-up agreement ) of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the shares of Class A common stock or any security convertible into or exercisable or exchangeable for Class A common stock shall remain subject to the provisions of the lock-up agreement.

Credit Suisse may release the Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the Class A common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. Specifically, the underwriters may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares of Class A common stock. The underwriters can close out a covered short sale by exercising the option to purchase additional shares of Class A common stock or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares of Class A common stock. The underwriters may also sell shares in excess of the option to purchase additional shares of Class A common stock, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of the Class A common stock. These activities may raise or maintain the market price of the Class A common stock above independent market levels or prevent or retard a decline in the market price of the Class A common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities if indemnification is not available.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of Class A common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Certain of these underwriters are serving as initial purchasers in the concurrent 2026 notes offering, for which they will receive customary fees and expenses. An affiliate of Truist Securities, Inc. is the administrative agent, issuing bank and a lender under the Credit Agreement. Certain of the other underwriters or their affiliates are lenders under the Credit Agreement. A portion of the net proceeds from this offering and the concurrent offering of 2026 notes will be used to repay the term loans under the Credit Agreement.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no offer of shares may be made to the public in that Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representative; or

(c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the

Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the representative and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase shares, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our Class A common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Class A common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. Ropes & Gray LLP is representing the underwriters in connection with this offering.

EXPERTS

The audited consolidated financial statements of Repay Holdings Corporation and its subsidiaries (Successor) as of December 31, 2019 and for the period from July 11, 2019 to December 31, 2019, and Hawk Parent Holdings LLC and its subsidiaries (predecessor) as of December 31, 2018 and for the period from January 1, 2019 to July 10, 2019 and for the year ended December 31, 2018 incorporated by reference in this prospectus supplement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Hawk Parent Holdings LLC and its subsidiaries at December 31, 2017, and for the year ended December 31, 2017 incorporated by reference in this prospectus supplement have been audited by Warren Averett, LLC, independent registered public accounting firm, as set forth in their report thereon and have been so included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of TriSource Solutions, LLC as of and for the year ended December 31, 2018 incorporated by reference in this prospectus supplement have been so included in reliance upon the report of Honkamp Krueger & Co, P.C., upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

Our website address is www.repay.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules):

•

our Annual Report on Form  10-K for the year ended December 31, 2019, filed with the SEC on March  16, 2020, as amended on Form 10-K/A, filed with the SEC on April  17, 2020, as amended on Form 10-K/A, filed with the SEC on May 5, 2020 (File No. 001-38531);

•

our Quarterly Reports on Form  10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020 (File No. 001-38531), for the quarter ended June 30, 2020, filed with the SEC on August 10, 2020 (File No.  001-38531) and for the quarter ended September 30, 2020, filed with the SEC on November 10, 2020 (File No. 001-38531);

•

our Current Reports on Form 8-K, filed with the SEC on February  10, 2020, March  17, 2020, March 19, 2020, April  1, 2020, April 8, 2020, April  22, 2020, June  2, 2020, June  26, 2020, August  7, 2020, September  14, 2020, October  27, 2020, November  4, 2020 and January 14, 2021 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38531);

•

the audited financial statements of TriSource Solutions, LLC and pro forma financial statements of Repay Holdings Corporation and TriSource Solutions, LLC contained in our Registration Statement on Form S-1 (File No. 333-238691), filed with the SEC on May 26, 2020; and

•

the description of our securities contained in our Registration Statement on Form  8-A (File No. 001-38531), filed with the SEC on June  15, 2018, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020, as amended on Form 10-K/A, filed with the SEC on April 17, 2020, as amended on Form 10-K/A, filed with the SEC on May 5, 2020 (File No. 001-38531), including any amendments or reports filed for the purpose of updating such description.

Documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus but were filed under the Exchange Act before July 11, 2019 do not reflect the Domestication, the Business Combination or the resulting change in our name, jurisdiction of incorporation or capital structure. We describe these matters above under the section entitled “Prospectus Supplement Summary.”

Any statement contained in this prospectus supplement or the prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein or therein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:

Repay Holdings Corporation

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(404) 504-7472

PROSPECTUS

REPAY HOLDINGS CORPORATION

$500,000,000

Class A Common Stock

Preferred Stock

Warrants

Rights

Units

Debt Securities

21,861,169 Shares of Class A Common Stock Offered by the Selling Securityholders

We may offer and sell up to $500 million in the aggregate of the securities identified above, and the selling securityholders named in this prospectus (the “Selling Securityholders”) may offer and sell up to 21,861,169 shares of Class A common stock that may be issued upon exchange of such Selling Securityholder’s units representing limited liability company interests of Hawk Parent Holdings LLC (“Hawk Parent” and such units, the “Post-Merger Repay Units”), in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of their shares. The Selling Securityholders may sell the shares of Class A common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, if applicable, will accompany this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the Selling Securityholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold under this prospectus without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “RPAY”. On August 24, 2020, the closing price of our Class A common stock was $24.97.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, and as such, have elected to comply with certain reduced public company reporting requirements.

See the section entitled “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2020.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to Repay Holdings Corporation and its subsidiaries. References to “Thunder Bridge” refer to Thunder Bridge Acquisition, Ltd. prior to the consummation of the Business Combination.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may sell securities from time to time and in one or more offerings up to an aggregate amount of $500 million and the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These forward-looking statements reflect our current views with respect to, among other things, statements about or industry and market size, future opportunities, the expected impact of the COVID-19 pandemic, the expected benefits of recent acquisitions, our financial performance, our business strategy and the plans and objectives of management for future operations. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in prior reports filed with the SEC and those identified elsewhere in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, factors that could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include the following, among others: exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending; the impacts of the ongoing COVID-19 coronavirus pandemic and the actions taken to control or mitigate its spread (which impacts are highly uncertain and cannot be reasonably estimated or predicted at this time); a delay or failure to complete, integrate and/or realize the benefits of recent acquisitions and any difficulties associated with operating in markets where we have limited experience; changes in the payment processing market in which we compete, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that we target; risks relating to our relationships within the payment ecosystem; risk that we may not be able to execute our growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to us; and the risk that we may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree.

You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about us or the date of such information in the case of information from persons other than us, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this prospectus. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

THE COMPANY

The Company

We are a leading payments technology company. We provide integrated payment processing solutions to industry-oriented vertical markets in which businesses have specific and bespoke transaction processing needs. We refer to these markets as “vertical markets” or “verticals.”

We are a payments innovator, differentiated by our proprietary, integrated payment technology platform and our ability to reduce the complexity of electronic payments for businesses. We intend to continue to strategically target verticals where we believe our ability to tailor payment solutions to our customers’ needs and the embedded nature of our integrated payment solutions will drive strong growth by attracting new customers and fostering long-term customer relationships. We processed approximately $10.7 billion of total card payment volume in 2019.

Background

Repay Holdings Corporation was originally known as Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”), a special purpose acquisition company incorporated as a Cayman Islands exempted company, which consummated its initial public offering (“IPO”) in June 2018. On July 11, 2019, Thunder Bridge domesticated into a Delaware corporation (the “Domestication”) and consummated the merger (the “Merger”) of a wholly-owned subsidiary of Thunder Bridge with and into Hawk Parent Holdings LLC (“Hawk Parent”), pursuant to a Second Amended and Restated Agreement and Plan of Merger dated effective as of January 21, 2019 (as amended or supplemented from time to time, the “Merger Agreement”) among Thunder Bridge, Hawk Parent and certain other parties thereto (such Domestication, Merger and other transactions contemplated by the Merger Agreement, collectively, the “Business Combination”).

In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from Thunder Bridge Acquisition, Ltd. to Repay Holdings Corporation (the “Company”). Class A ordinary shares and Class B ordinary shares of Thunder Bridge issued and outstanding immediately prior to the Closing converted into Class A common stock of the Company, par value $0.0001 per share (“Class A common stock”). In connection with the Closing, the Company entered into an exchange agreement (the “Exchange Agreement”) with Hawk Parent and the other holders of units representing limited liability company interests of Hawk Parent as the surviving company following the Merger (the “Post-Merger Repay Units”) which provides such other holders with the right to elect to exchange such Post-Merger Repay Units into shares of Class A common stock. The rights of holders of our common stock are governed by our certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”). See the sections entitled “Description of Capital Stock” and “Selling Securityholders—Material Relationships with Selling Securityholders.”

Our Class A common stock is currently traded on The Nasdaq Capital Market under the symbol “RPAY”.

Additional Information

Our principal executive offices are located at 3 West Paces Ferry Road, Suite 200, Atlanta, GA 30305. Our telephone number is (404) 504-7472. We maintain a website at www.repay.com, through which you may access our public filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into this prospectus or any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, repurchase, redemption or retirement of securities, including Post-Merger Repay Units, future acquisitions, satisfaction of earnout obligations from prior acquisitions, the repayment of outstanding indebtedness and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in any accompanying prospectus supplement to this prospectus.

All of the Class A common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their Class A common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants. The Company and each holder of Post-Merger Repay Units will bear its own expense regarding any exchange of Post-Merger Repay Units for shares of Class A common stock, except that we will be responsible for transfer tax, stamp taxes and similar duties (unless the applicable holder has requested that we issue the shares of Class A common stock in the name of another holder).

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation (the “Certificate of Incorporation”) and our Bylaws (the “Bylaws”), which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Certificate of Incorporation and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 2,200,001,000 shares, consisting of (i) 200,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 2,000,000,000 shares of Class A common stock, par value $0.0001 per share, and (iii) 1,000 shares of Class V common stock, par value $0.0001 per share.

As of August 24, 2020, there were outstanding 58,565,846 shares of Class A common stock, 100 shares of Class V common stock (with Hawk Parent holding any shares of Class V common stock in treasury that are not issued to Repay Unitholders), and no shares of preferred stock. As of August 24, 2020, there were outstanding 23,033,755 Post-Merger Repay Units.

Class A Common Stock

Holders of Class A common stock have all the rights, powers and privileges provided for in our Certificate of Incorporation. All shares of Class A common stock are fully paid and non-assessable.

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, have no voting power with respect to, and are not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend Rights. Subject to applicable law and preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.

Other rights. The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Class V Common Stock

Holders of Class V common stock have all the rights, powers and privileges provided for in our Certificate of Incorporation. All shares of Class V common stock are fully paid and non-assessable.

Voting rights. Each holder of Class V common stock is entitled, without regard to the number of shares of Class V common stock (or fraction thereof) held by it, to a number of votes that is equal to the product of (x) the total number of Post-Merger Repay Units held by such holder as set forth in the books and records of Hawk Parent multiplied by (y) an exchange rate defined in the Exchange Agreement, on all matters on which stockholders generally or holders of Class V common stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of our capital stock). The holders of shares of Class V common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class V common stock will vote together with holders of the Class A common stock as a single class on all matters presented to our stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. The holders of the Class V common stock do not participate in any dividends declared by our board of directors.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class V common stock are not entitled to receive any assets of the Company.

Other rights. The holders of shares of Class V common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V common stock.

Issuance and Retirement of Class V common stock. In the event that any outstanding share of Class V common stock ceases to be held directly or indirectly by a holder of a Post-Merger Repay Unit as set forth in the books and records of Hawk Parent, such share will automatically be transferred to us for no consideration and thereupon will be retired. We will not issue additional shares of Class V common stock after the adoption of the Certificate of Incorporation other than in connection with the valid issuance or transfer of Post-Merger Repay Units in accordance with the governing documents of Hawk Parent.

Preferred Stock

No shares of Preferred Stock are currently issued or outstanding. The Certificate of Incorporation authorizes our board of directors to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the Class A common stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Class A common stock.

Dividends

Upon completion of the Business Combination, the Company became a holding company with no material assets other than its interest in Hawk Parent. The Company intends to cause Hawk Parent to make distributions to Repay Unitholders in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement (as defined below) as well as any cash dividends declared by us. The Amended and Restated Operating Agreement of Hawk Parent provides that pro rata cash distributions be made to Repay Unitholders (including us) at certain assumed tax rates.

We have not paid any cash dividends on our Class A common stock to date. The payment of cash dividends is dependent upon our revenues and earnings, if any, capital requirements and general financial condition subject to funds legally available therefore. The payment of any cash dividends is within the discretion of the Company’s board of directors. Further, our ability to declare dividends may be limited by restrictive covenants contained in the agreements governing the indebtedness of our subsidiaries.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. The Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or shareholders meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended by all directors of our board of directors then in office, except that holders of Class V common stock or one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that our board of directors will determine the number of directors who will serve on the board, provided that no more than fifteen directors may serve on our board of directors at any time. The exact number of directors will be fixed from time to time by a majority of our board of directors. Our board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the Closing of the Business Combination. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the Closing of the Business Combination, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There is no limit on the number of terms a director may serve on our board of directors.

In addition, the Certificate of Incorporation provides that any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Stockholder Agreements entered into in connection with the Business Combination and any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director.

Business Combinations

The Company has elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the Certificate of Incorporation provides that the Company will not engage in any “business combinations” (as defined in the Certificate of Incorporation), at any point in time at which the Company’s Class A common stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with any “interested stockholder” (as defined in the Certificate of Incorporation) for a three-year period after the time that such person became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Under the Certificate of Incorporation, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The Certificate of Incorporation expressly excludes certain of our stockholders with whom we have entered into stockholders agreements, certain of their respective transferees and their respective successors and affiliates from the definition of “interested stockholder” irrespective of the percentage ownership of the total voting power beneficially owned by them. Under certain circumstances, such provisions in the Certificate of Incorporation make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the Certificate of Incorporation could have an anti-takeover effect with respect to certain transactions which our board of directors does not approve in advance. Such provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

The Bylaws provide that at any meeting of our board of directors, a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of our board of directors, the Chairman of the Board or the Chief Executive Officer.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. For any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions will not apply to the Stockholder Parties (as defined in the Bylaws) so long as their respective stockholders agreements remains in effect. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The Certificate of Incorporation and the Bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders requires the affirmative vote of the holders of at least 80% in voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:

•	the provision requiring an 80% supermajority vote for stockholders to amend the Bylaws;

•	the provisions providing for a classified board of directors (the election and term of directors);

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions regarding the election not to be governed by Section 203 of the DGCL;

•	the provisions regarding competition and corporate opportunities; and

•	the amendment provision requiring that the above provisions be amended only with an 66 2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) action asserting a claim against the Company or any director or officer of the Company (a) arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or (b) as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or our subsidiaries. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or our affiliates now engage or propose to engage or (ii) otherwise competing with the Company or our affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for the Company unless (x) it would be permitted to undertake the opportunity, financially, legally and contractually, (y) the opportunity would be in line with our business and (z) the opportunity is one in which we have interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Stockholders Agreements

In connection with the Closing, we entered into stockholders agreements with Corsair Capital LLC (“Corsair”), Mr. Alias and Mr. Morris. See the section entitled “Selling Securityholders—Material Relationships with the Selling Securityholders” for more information regarding the stockholders agreements.

Stockholder Registration Rights

The Company, Thunder Bridge Acquisition LLC and certain other holders named therein are parties to registration rights agreement dated as of June 18, 2018 and amended as of July 11, 2019 (the “Founder Registration Rights Agreement”), pursuant to which Thunder Bridge Acquisition LLC has certain registration rights in respect of its Class A common stock. Upon the completion of the Business Combination, we entered into a Registration Rights Agreement with Corsair and the other Repay Unitholders (the “Repay Unitholders Registration Rights Agreement”) pursuant to which such parties have specified rights to require the Company to register all or a portion of their securities under the Securities Act. See the section entitled “Selling Securityholders—Material Relationships with the Selling Securityholders” for more information regarding the Repay Unitholders Registration Rights Agreement.

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing of the Business Combination, the Company ceased to be a shell company.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock is listed on Nasdaq under the symbol “RPAY”.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.

We may issue warrants to purchase shares of our Class A common stock or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of Class A common stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the number of shares of Class A common stock or preferred stock purchasable upon exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	if applicable, a discussion of certain federal United States income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF RIGHTS

The following is a general description of the rights we may offer from time to time. We may issue rights to our stockholders to purchase shares of our Class A common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each stockholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following is a general description of the terms of the units we may offer from time to time. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we may sell under this prospectus, as well as the complete unit agreements that will contain the terms of any units.

We may issue units comprised of Class A common stock, Preferred Stock, warrants or any combination thereof. Units may be issued in one or more series, independently or together with Class A common stock, preferred stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Repay Holdings Corporation, a Delaware corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue debt securities, either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations, and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Any secured debt or other secured obligations will be effectively senior to the debt securities of any series to the extent of the value of the assets securing such debt or other obligations.

The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. The indenture will not limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The applicable prospectus supplement and/or free writing prospectus will describe any additional or different terms of the debt securities being offered, including the following terms:

•	the title and type of the debt securities;

•	the ranking of the debt securities, including whether the debt securities will be senior or subordinated debt securities, and the terms on which they are subordinated;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, including any redemption dates, prices, obligations and restrictions on the debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	a discussion of certain U.S. federal income tax considerations; and

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.” We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

A holder may present debt securities for exchange and may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide those services to the holders without charge, although the holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate.

Certain Terms of the Debt Securities

Covenants. We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the indenture);

•	we are the surviving corporation or the successor entity assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. The following are events of default under the indenture for any series of debt securities:

•	failure to pay interest on any debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

•

failure to pay principal on the debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the indenture applicable to debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the debt securities of such series;

•

certain events of bankruptcy or insolvency, whether or not voluntary, and, in the case of an order or decree in an involuntary proceeding, such order or decree remains unstayed and in effect for a period of 90 days; and

•	any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities, except as noted in the subsequent paragraph, necessarily constitutes an event of default with respect to any other series of debt securities.

If an event of default other than an event of default specified in the fourth bullet point immediately above occurs with respect to a series of debt securities and is continuing under the indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point immediately above occurs and is continuing, the entire principal amount of and accrued interest on each series of debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the indenture, the holders of a majority in aggregate principal amount of a series of debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such debt securities and its consequences, except a default in the payment of principal of or interest on such debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of debt securities. A holder may not pursue any remedy with respect to the indenture or any series of debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of such series of debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of and interest on such debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the debt securities, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain of our officers to certify, on or before a fixed date in each year in which any debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all debt securities of such series outstanding under the indenture;

•	we deliver to the trustee for cancellation all debt securities of any series theretofore authenticated (other than securities that have been destroyed, lost or stolen); or

•

all debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

We deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

We deliver to the trustee a legal opinion of our counsel confirming there was a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. The holders could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, the holder would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

We must deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we accomplish covenant defeasance, the holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, the holders may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the indenture or the debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the indenture;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the indenture or in any supplemental indenture or to conform the indenture or the debt securities to the description of debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the debt securities of any series;

•	to establish the form or forms or terms of the debt securities as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the indenture by more than one trustee;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of debt securities;

•	to make any change to the debt securities of any series so long as no debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities issued may be made, and our compliance with any provision of the indenture with respect to any series of debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any debt securities of such series;

•	reduces the principal amount of on any debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any debt securities of such series;

•	reduces the amount payable upon the redemption of any debt securities of such series;

•	changes the currency of payment of principal of or interest on any debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•	waives a default in the payment of principal of or interest on the debt securities;

•

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security of such series affected by the modification; or

•

reduces the above-stated percentage of outstanding debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Shareholders, Officers, and Directors. The indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or any supplemental indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee. The indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by, and construed in accordance with, the internal laws of the State of New York.

SELLING SECURITYHOLDERS

Up to 21,861,169 shares of our Class A common stock that are issuable upon exchange of Selling Securityholders’ Post-Merger Repay Units may be offered for resale by the Selling Securityholders under this prospectus from time to time in one or more offerings. The shares that may be issued upon exchange of Post-Merger Repay Units are exchangeable pursuant to the terms of an Exchange Agreement. See the section entitled “Selling Securityholders—Material Relationships with the Selling Securityholders—Exchange Agreement.”

When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A common stock after the date of this prospectus. The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by each Selling Securityholder.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A common stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of August 24, 2020 concerning the Class A common stock that may be offered from time to time by each Selling Securityholder with this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section entitled “Plan of Distribution.”

Unless otherwise indicated, the address of each beneficial owner listed on the table below is 3 West Paces Ferry Road, Suite 200, Atlanta, GA 30305.

	Beneficially Owned Before this Offering						Beneficially Owned Upon Completion of this Offering
Name and Address of Selling Securityholder	Class A Common Stock (1)	% of Class A Common Stock (1)		Class V Common Stock / Post-Merger Repay Units (2)	% of Class V Common Stock / Post-Merger Repay Units (2)	Total Number of Shares of Class A common stock to be Offered Pursuant to this Prospectus (3)	Post- Exchange Class A Common Stock (3)	% of Post- Exchange Class A Common Stock (4)		Class V Common Stock / Post-Merger Repay Units (3)(4)	% of Class V Common Stock / Post-Merger Repay Units (4)
CC Payment Holdings, L.L.C. (5)	0		*	14,364,816	62.4%	14,364,816	0		*	–		*
Shaler Alias (6)	315,979		*	3,034,253	13.2%	3,034,253	315,979		*	–		*
William Jacobs (7)	12,445		*	225,202	*	225,202	12,445		*	–		*

	Beneficially Owned Before this Offering						Beneficially Owned Upon Completion of this Offering
Name and Address of Selling Securityholder	Class A Common Stock (1)	% of Class A Common Stock (1)		Class V Common Stock / Post-Merger Repay Units (2)	% of Class V Common Stock / Post-Merger Repay Units (2)	Total Number of Shares of Class A common stock to be Offered Pursuant to this Prospectus (3)	Post- Exchange Class A Common Stock (3)	% of Post- Exchange Class A Common Stock (4)		Class V Common Stock / Post-Merger Repay Units (3)(4)	% of Class V Common Stock / Post-Merger Repay Units (4)
Jason Kirk (8)	174,224		*	277,062	1.2%	277,062	174,224		*	–		*
Jake Moore (9)	223,273		*	106,013	*	106,013	223,273		*	–		*
John Morris (10)	845,312	1.4%		3,658,529	15.9%	3,658,529	845,312	1.4%		–		*
Timothy Murphy (11)	346,964		*	68,795	*	68,795	346,964		*	–		*
Susan Perlmutter (12)	168,995		*	126,499	*	126,499	168,995		*	–		*

*	Less than one percent.
(1)

Interests shown consist solely of Class A common stock and does not reflect the ownership of the Post-Merger Repay Units or the Class A common stock exchangeable therefore pursuant to the Exchange Agreement. Subject to the terms of the Exchange Agreement and the Hawk Parent Limited Liability Company Agreement, each holder of a Post-Merger Repay Unit, subject to certain limitations, has the right to cause Hawk Parent to acquire all or a portion of its Post-Merger Repay Units for shares of our Class A common stock at a current exchange ratio of one share of Class A common stock for each Post-Merger Repay Unit exchanged (subject to adjustments for any subdivisions or combination of the Post-Merger Repay Units that is not accompanied by an identical subdivision or combination of our Class A common stock or, by any such subdivision or combination of our Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger Repay Unit). In connection with such exchange, the corresponding number of shares of Post-Merger Repay Units will be cancelled. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. We have the option to deliver cash in lieu of shares of Class A common stock upon exercise by such holder of its exchange right. As a result, beneficial ownership of Class V common stock and Post-Merger Repay Units is not reflected as beneficial ownership of shares of our Class A common stock for which such Post-Merger Repay Units may be exchanged.

(2)

Each holder of Post-Merger Repay Units also holds one share of Class V common stock and is entitled to a number of votes that is equal to the product of (i) the total number of Post-Merger Repay Units held by such holder multiplied by (ii) the exchange ratio between the Post-Merger Repay Units and Class A common stock, which is currently one-for-one. Subject to the terms of the Exchange Agreement, the Post-Merger Repay Units are currently exchangeable for shares of Class A common stock. These columns assume no exchange of the Post-Merger Repay Units.

(3)

This column assumes the exchange and sale of all Post-Merger Repay Units held by the Selling Securityholders and offered pursuant to this prospectus but does not assume the exchange or sale of any other Post-Merger Repay Units. Subject to the terms of the Exchange Agreement, the Post-Merger Repay Units are initially exchangeable for shares of Class A common stock on a one-for-one basis.

(4)

The calculation of the percentage ownership for each Selling Securityholder assumes the exchange and sale of all Post-Merger Repay Units held by the Selling Securityholder and offered pursuant to this prospectus, but does not assume the exchange or sale of any other Post-Merger Repay Units held by any other Selling Securityholder.

(5)

Represents securities held of record by CC Payment Holdings, L.L.C. (“Payment Holdings LLC”). Corsair Capital LLC is the general partner of (a) Corsair IV Management AIV, L.P., which is the general partner of Corsair IV Payment Holdings Partners, L.P. (which holds all of the limited liability company interests of Payment Holdings LLC), and (b) Corsair IV Management L.P., which is (i) the managing member of Payment Holdings LLC, and (ii) the general partner of Corsair IV Payment Holdings Investors, L.P. (the majority limited partner of Corsair IV Payment Holdings Partners, L.P.) (collectively, the “Corsair Entities”). As such, each of the Corsair Entities may be deemed to have beneficial ownership of the securities held by Payment Holdings LLC. The Corsair Entities may be deemed to have shared voting power and dispositive power over the shares. This amount excludes an aggregate of 24,890 shares issuable in respect of restricted stock units that have vested, which were granted as director compensation to Jeremy Schein, an employee of Corsair Capital LLC or one of its affiliates (“Corsair”), and Richard Thornburgh, a senior advisor of Corsair. Pursuant to applicable fund documents, a portion of the value of the securities held by Mr. Schein and Mr. Thornburgh described above or of any disposition of these securities will be applied against certain management fees payable to Corsair pursuant to such fund documents. Mr. Schein and Mr. Thornburgh are directors of the Company. The principal business address for each of the entities and the persons identified in this paragraph is c/o Corsair Capital, 717 Fifth Avenue, 24th Floor, New York, NY 10022.

(6)

Represents securities held of record by (i) Shaler Alias, individually, and (ii) Alias Holdings, LLC (“Alias Holdings”). Shaler Alias owns all of the voting ownership interests of Alias Holdings. He also serves as the sole member of its board of managers. Mr. Alias has voting and investment power over the securities held by Alias Holdings. Mr. Alias has sole voting power over 3,350,232 shares and sole dispositive power over 3,220,474 shares. The number of shares of Class A common stock beneficially owned by Mr. Alias includes 129,758 shares of restricted Class A common stock that remain subject to vesting. Alias Holdings has sole voting and dispositive power over 2,889,168 shares. Mr. Alias is an officer and director of the Company.

(7)

Includes 12,445 shares issuable in respect of restricted stock units that have vested. Excludes shares listed in footnote 5 above. Mr. Jacobs is an operating partner of Corsair Capital LLC. Mr. Jacobs is a director of the Company.

(8)	Includes 114,153 shares of restricted Class A common stock that remain subject to vesting. Mr. Kirk is an officer of the Company.
(9)	Includes 106,111 shares of restricted Class A common stock that remain subject to vesting. Mr. Moore is an officer of the Company.
(10)

Represents securities held of record by (i) John Morris, individually, (ii) the 2018 JAM Family Charitable Trust dated March 1, 2018 (the “JAM Family Charitable Trust”) and (iii) JOSEH Holdings, LLC (together with the JAM Family Charitable Trust, the “Morris Entities”). John Morris owns all of the voting ownership interests of JOSEH Holdings, LLC and serves as the sole member of its board of managers. John Morris is the sole trustee of the JAM Family Charitable Trust. Mr. Morris has voting and investment power over the securities held by the Morris Entities. Mr. Morris has sole voting power over 4,503,841 shares and sole dispositive power over 4,124,082 shares The number of shares of Class A common stock beneficially owned by John Morris also includes 379,759 shares of restricted Class A common stock that remain subject to time-based vesting. JOSEH Holdings has sole voting and dispositive power over 3,149,397 shares. Mr. Morris is an officer and director of the Company.

(11)

Represents securities held of record by (i) Timothy Murphy, individually, and (ii) Yellow Rock Capital, LLC (“Yellow Rock”). Timothy Murphy owns all of the voting interests in Yellow Rock. He also serves as its sole manager. Murphy has voting and investment power over the securities held by Yellow Rock.

Mr. Murphy has sole voting power over 415,759 shares and sole dispositive power over 219,124 shares. The number of shares of Class A common stock beneficially owned by Mr. Murphy includes 196,635 shares of restricted Class A common stock that remain subject to vesting. Yellow Rock has sole voting and dispositive power over 68,795 shares. Mr. Murphy is an officer of the Company.
(12)	Includes 99,788 shares of restricted Class A common stock that remain subject to vesting. Ms. Perlmutter is an officer of the Company.

Material Relationships with the Selling Securityholders

Hawk Parent Related Person Transactions

Management Agreement

In September 2016, Hawk Parent entered into a management agreement with Corsair Investments, an affiliate of its significant equityholder Corsair, pursuant to which Corsair Investments agreed to provide management and consulting services to Hawk Parent in exchange for fees. This agreement was terminated in connection with the completion of the Business Combination (other than certain limitation of liability and indemnification provisions relating to periods prior to the termination). Hawk Parent paid to Corsair Investments, $400,000 in each of 2017 and 2018, and $210,753 in 2019 in respect of management fees under the management agreement. In addition, Hawk Parent reimbursed Corsair Investments approximately $388,401 in 2017 for certain transaction expenses in connection with acquisitions made by Repay and its subsidiaries.

Hawk Parent Limited Liability Company Agreement

Certain of our executive officers, directors and Corsair are parties to the limited liability company agreement of Hawk Parent. During the year ended December 31, 2017, Hawk Parent declared and paid a cash distribution of approximately $5.5 million, of which approximately $3.9 million was paid to Corsair, approximately $890,000 was paid to John Morris (including certain affiliated entities), approximately $480,000 was paid to Shaler Alias (including certain affiliated entities), approximately $20,000 was paid to Tim Murphy, approximately $17,000 was paid to Jason Kirk and approximately $16,000 was paid to Susan Perlmutter. During the year ended December 31, 2018, Hawk Parent declared and paid a cash distribution of approximately $6.3 million, of which approximately $4.6 million was paid to Corsair, approximately $963,000 was paid to John Morris (including certain affiliated entities), approximately $523,000 was paid to Shaler Alias (including certain affiliated entities), approximately $32,000 was paid to Tim Murphy, approximately $27,000 was paid to Jason Kirk and approximately $20,000 was paid to Susan Perlmutter. During the year ended December 31, 2019, Hawk Parent declared and paid total cash tax distributions of approximately $6.92 million, of which approximately $3.76 million was paid to Corsair, approximately $416,000 was paid to Bill Jacobs, approximately $745,000 was paid to John Morris (including certain affiliated entities), approximately $943,000 was paid to Shaler Alias (including certain affiliated entities), approximately $268,000 was paid to Tim Murphy (including certain affiliated entities), approximately $218,000 was paid to Jason Kirk, approximately $78,000 was paid to Susan Perlmutter, and approximately $71,000 was paid to Jake Moore.

Sponsorship Agreement

In January 2018, Hawk Parent, through its subsidiary, entered into a sponsorship agreement with CapStar Bank (“CapStar”), an entity then affiliated with its significant equityholder Corsair, pursuant to which CapStar provides sponsorship to allow Hawk Parent’s subsidiary to settle processing transactions through the payment networks. During the years ended December 31, 2019 and 2018, Hawk Parent’s subsidiary paid approximately $651,848 and $45,000, respectively, to CapStar pursuant to the Sponsorship Agreement. During the year ended December 31, 2017, Hawk Parent’s subsidiary did not pay any fees to CapStar pursuant to the Sponsorship Agreement. Hawk Parent and its subsidiaries maintain relationships with multiple sponsor banks, and we believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties. As of December 31, 2019, Corsair was no longer affiliated with CapStar.

Certain Business Combination Arrangements

In connection with the Business Combination, Hawk Parent fully accelerated the vesting of all outstanding profits interests of Hawk Parent that remained unvested at such time. All outstanding profits interests, including those unvested profits interests that became vested profits interests in connection with the Business Combination, were exchanged into Hawk Parent units immediately prior to the Closing based on the fair market value of such profits interests as determined pursuant to the terms of the existing limited liability company agreement of Hawk Parent at that time. Under the terms of the Merger Agreement, at the effective of the Business Combination, the Hawk Parent units (including those issued in exchange for unvested profits interests) were converted into the right to receive (i) certain cash consideration at Closing, (ii) Post-Merger Repay Units, and (iii) the contingent right to receive additional Post-Merger Repay Units (as discussed below under “Post-Business Combination Arrangements — Earn-Out Units”). The Merger Agreement also contained provisions regarding certain escrows, holdbacks and post-Closing adjustments. The aggregate amount of cash consideration paid at Closing under the Merger Agreement in respect of Hawk Parent units was approximately $260.8 million, and the aggregate number of Post-Merger Repay Units issued at Closing under the Merger Agreement in respect of Hawk Parent units was 21,985,297. Of such aggregate cash consideration paid at Closing in respect of the Hawk Parent units, approximately $177.4 million was paid to Corsair, approximately $32.5 million was paid to Mr. Morris (including certain affiliated entities), approximately $29.6 million was paid to Mr. Alias (including certain affiliated entities), approximately $3.7 million was paid to Mr. Murphy (including certain affiliated entities), approximately $3.1 million was paid to Mr. Kirk, approximately $1.4 million was paid to Ms. Perlmutter, approximately $821,000 was paid to Mr. Moore, and approximately $1.8 million was paid to Mr. Jacobs. Of such aggregate Post-Merger Repay Units issued at Closing in respect of the Hawk Parent units, 14,952,465 Post-Merger Repay Units were issued to Corsair, 2,738,905 Post-Merger Repay Units were issued to Mr. Morris (including certain affiliated entities), 2,492,629 Post-Merger Repay Units were issued to Mr. Alias (including certain affiliated entities), 312,704 Post-Merger Repay Units were issued to Mr. Murphy (including certain affiliated entities), 257,261 Post-Merger Units were issued to Mr. Kirk, 118,458 Post-Merger Units were issued to Ms. Perlmutter, 69,078 Post-Merger Units were issued to Mr. Moore, and 153,237 Post-Merger Units were issued to Mr. Jacobs.

Post-Business Combination Arrangements

Exchange Agreement

In connection with the Closing, we entered into the Exchange Agreement with Repay Unitholders, which provides the Repay Unitholders with the right to elect to exchange such Post-Merger Repay Units into shares of Class A common stock (as described below). The Exchange Agreement provides that Repay Unitholders are able to exchange all or any portion of their Post-Merger Repay Units for shares of Class A common stock by delivering a written notice to both Hawk Parent and us and surrendering such Post-Merger Repay Units to us, subject to certain limitations. The initial exchange ratio is one Post-Merger Repay Unit for one share of Class A common stock. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Post-Merger Repay Units that is not accompanied by an identical subdivision or combination of the Class A common stock or, by any such subdivision or combination of the Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger Repay Units. If the Class A common stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging Repay Unitholder will be entitled to receive such security, securities or other property. The exchange ratio will also adjust in certain circumstances when we acquire Post-Merger Repay Units other than through an exchange for our shares of Class A common stock.

Hawk Parent and each Repay Unitholder will bear its own expense regarding any exchange, except that Hawk Parent will be responsible for transfer tax, stamp taxes and similar duties (unless the applicable holder has requested that the Company issue the shares of Class A common stock in the name of another holder).

Tax Receivable Agreement

In connection with the Closing, we entered into the Tax Receivable Agreement with the Repay Unitholders.

As described above, Repay Unitholders may, subject to certain conditions, exchange their Post-Merger Repay Units for our shares of Class A common stock on a one-for-one basis, subject to the terms of the Exchange Agreement, including in certain cases adjustments as set forth therein or in an exchange in a sale for cash. Hawk Parent intends to have in effect an election under Section 754 of the Internal Revenue Code for each taxable year in which an exchange of Post-Merger Repay Units for shares of Class A common stock occurs, which is expected to result in increases to the tax basis of the assets of Hawk Parent at the time of an exchange of Post-Merger Repay Units. The exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Hawk Parent. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The Tax Receivable Agreement provides for the payment by us to exchanging Repay Unitholders of 100% of the tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain other tax attributes of Hawk Parent and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement.

This payment obligation is an obligation of the Company and not of Hawk Parent. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing the actual income tax liability of the Company (calculated with certain assumptions) to the amount of such taxes that the Company would have been required to pay had there been no increase (or decrease) to the tax basis of the assets of Hawk Parent as a result of the exchanges and had the Company not entered into the Tax Receivable Agreement. Such increase or decrease will be calculated under the Tax Receivable Agreement without regard to any transfers of Post-Merger Repay Units or distributions with respect to Post-Merger Repay Units before the exchange under the Exchange Agreement.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits of the Tax Receivable Agreement.

We expect that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of Hawk Parent, the payments that we may make under the Tax Receivable Agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to the Company by Hawk Parent are not sufficient to permit the Company to make payments under the Tax Receivable Agreement after it has paid taxes. Late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of us by Repay Unitholders. The rights of each party under the Tax Receivable Agreement other than the Company are assignable.

Corsair Stockholders Agreement

In connection with the Closing, we entered into a Stockholders Agreement with Corsair (the “Corsair Stockholders Agreement”). Pursuant to the Corsair Stockholders Agreement, (i) for so long as Corsair and its affiliates beneficially own at least 12% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement), Corsair will have the right to select two designees to be nominated for election to our board of directors by the nominating and governance committee of the board of directors (consisting of one Class I director (whose initial term expires at the

Company’s annual meeting of stockholders in 2020, and whose subsequent terms will last until the Company’s third succeeding annual meeting of stockholders thereafter) and one Class II director (whose initial term expires at the Company’s annual meeting of stockholders in 2021, and whose subsequent terms will last until the Company’s third succeeding annual meeting of stockholders thereafter)) and (ii) for so long as Corsair and its affiliates beneficially own at least 5% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement), Corsair will have the right to select one designee to be nominated by the nominating and governance committee of the board of directors (with the director’s class depending on which of its prior Corsair designees is then serving, and if none, then Corsair will be entitled to determine whether its designee will be nominated as a Class I director or a Class II director (such designees, the “Corsair Designees”).

In the event that William Jacobs ceases to serve as a director of the Company, Corsair will have the right to select one designee to be nominated by the nominating and governance committee of the board of directors as a Class III director (whose initial term expires at the Company’s annual meeting of stockholders in 2022, and whose subsequent terms will last until the Company’s third succeeding annual meeting of stockholders thereafter) a new independent director (the “New Neutral Director” and, either Mr. Jacobs or the New Neutral Director, the “Neutral Director”); provided that, if at the time of such designation Corsair and its affiliates beneficially own less than 23% of the Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement), the nominating and governance committee of the board of directors will have the right to approve any such Neutral Director. Each Corsair Designee and New Neutral Director must be eligible to serve as a director, and the Neutral Director and all but one of the Corsair Designees must also be considered “independent”, in each case under applicable Nasdaq rules (or any other market upon which shares of Class A common stock are then traded). The Corsair Designees and the New Neutral Director may only be removed with the consent of Corsair, and in the event of any vacancy with respect to the seat of a Corsair Designee or the New Neutral Director, we will use our best efforts to fill such vacancy with a person designated by Corsair. We have also generally agreed to use our best efforts to cause the Corsair Designees and the Neutral Director to be elected to our board of directors. Additionally, any change in the size of our board of directors requires the consent of Corsair. Each Corsair Designee and the Neutral Director will be entitled to receive compensation consistent with the compensation received by other non-employee directors, including any fees and equity awards, and will be entitled to the same rights and privileges applicable to all other members of our board of directors, including indemnification and exculpation rights and director and officer insurance.

Founders’ Stockholders Agreement

In connection with the Closing, the Company entered into a Stockholders Agreement with Mr. Alias and Mr. Morris (together, the “Repay Founders”) (the “Founders’ Stockholders Agreement”).

Under the Founders’ Stockholders Agreement, Mr. Morris and Mr. Alias will serve on our board of directors (with Mr. Alias being a Class I director and Mr. Morris being a Class III director). The Founders’ Stockholders Agreement provides that (i) if Mr. Morris ceases to serve as Chief Executive Officer of the Company, he will immediately resign as a director and will no longer be entitled to be designated to our board of directors, and (ii) if Mr. Alias ceases to serve as President of the Company, he will immediately resign as a director and no longer be entitled to be designated to our board of directors. If Mr. Morris and/or Mr. Alias resign, upon their termination, the Repay Founders together will be entitled to designate one designee for nomination to our board of directors as an independent director to replace the resigning director(s) (but no more than one independent director in total), which independent director will be subject to the approval of Corsair if Corsair and its affiliates collectively beneficially own at least 5% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units) (the “Independent Founder Designee” and together with either Mr. Morris and Mr. Alias if serving as a designee under the foregoing provisions, the “Founder Designees”).

Each Founder Designee must be eligible to serve as a director, and the Independent Founder Designee must be independent, in each case under applicable Nasdaq rules (or any other market upon which shares of Class A common stock are then traded). Mr. Morris and Mr. Alias may only be removed upon termination of service as described above, and the Independent Founder Designee may only be removed with the consent of the Repay Founders. In the event of any vacancy with respect to the seat of the Independent Founder Designee, we will use our best efforts to fill such vacancy with such person as designed by the Repay Founders (and approved by Corsair, if applicable). We also agree to use our best efforts to cause the Founder Designees to be elected to our board of directors. Additionally, any change in the size of our board of directors requires the consent of the Repay Founders. Mr. Morris and Mr. Alias will not be entitled to compensation (other than as officers of the Company and expense reimbursements), but the Independent Founder Designee will be entitled to receive compensation consistent with the compensation received by other non-employee directors, including any fees and equity awards. Each Founder Designee will be entitled to the same rights and privileges applicable to all other members of board of directors, including indemnification and exculpation rights and director and officer insurance.

Repay Unitholders Registration Rights Agreement

In connection with the Closing, we entered into the Repay Unitholders Registration Rights Agreement with Corsair and the other Repay Unitholders. Under the Repay Unitholders Registration Rights Agreement, the Repay Unitholders are entitled to registration rights that obligate us to register for resale under the Securities Act all or any portion of the shares of Class A common stock issuable upon exchange for Post-Merger Repay Units pursuant to the Exchange Agreement so long as such shares are not then restricted under any applicable support agreement or escrow agreement.

Under the Repay Unitholders Registration Rights Agreement, we have agreed to indemnify the Repay Unitholders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Shares, unless such liability arises from their misstatement or omission, and Repay Unitholders have agreed to indemnify the Company and our officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

Support Agreements

Simultaneously with the execution of the Merger Agreement (other than Richard E. Thornburgh, who entered into such agreement on May 9, 2019), each of (i) Corsair, (ii) John A. Morris and Shaler V. Alias (each of whom are Repay Unitholders who serve as Company directors) (the “Repay Unitholder Directors”) and (iii) Jeremy Schein and Richard E. Thornburgh (each of whom are representatives of Corsair and serve as Company directors) (the “Corsair Directors”) entered into support agreements (collectively, the “Support Agreements”) in favor of Thunder Bridge and Hawk Parent and their present and future successors and subsidiaries. The Support Agreements executed by each of Corsair and the Repay Unitholder Directors provided for each of Corsair and the Repay Unitholder Directors to vote in favor of the Merger Agreement and related transactions. They also each agreed to a lock-up for a period of six months after the Closing with respect to the any securities of the Company that they received under the Merger Agreement, and they each agreed to non-competition and non-solicitation covenants.

Amended Operating Agreement

Concurrently with the completion of the Business Combination, the existing amended and restated limited liability company agreement of Hawk Parent was amended and restated in its entirety to become the Amended Operating Agreement. Pursuant to the Amended and Restated Operating Agreement, the Post-Merger Repay Units are entitled to share in the profits and losses of Hawk Parent and to receive distributions as and if declared by the managing member of Hawk Parent and will have no voting rights. We, as managing member of Hawk Parent may, in our sole discretion, authorize distributions to the Hawk Parent members. All such distributions will be made pro rata in accordance with each member’s interest in Hawk Parent.

The Amended Operating Agreement also provides for cash distributions, which we refer to as “tax distributions,” to the holders of Post-Merger Repay Units if we, as the sole managing member of Hawk Parent, reasonably determine that a holder, by reason of holding Post-Merger Repay Units, incurs an income tax liability. Generally, these tax distributions will be computed based on our estimate of the net taxable income of Hawk Parent multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of our income).

Upon the liquidation or winding up of Hawk Parent, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Post-Merger Repay Units, pro rata based on their percentage interests.

Escrow Agreement

In connection with the Business Combination, we entered into an escrow agreement with the Repay Unitholders and Continental Stock Transfer & Trust Company, as escrow agent, whereby we agreed to deposit 60,000 Post-Merger Repay Units to cover any negative post-Closing adjustments to the Merger Consideration for the Closing Adjustment Items. For purposes of the Merger Agreement and the Escrow Agreement, the Escrow Units are ascribed a value of $10.00 per unit, with an aggregate value of $600,000. On October 1, 2019, in connection with the post-closing adjustment provisions of the Merger Agreement, 39,674 Post-Merger Repay Units were cancelled and 20,326 Post-Merger Repay Units were released from escrow and are no longer subject to forfeiture. Of the Post-Merger Repay Units released from escrow, 13,121 Post-Merger Repay Units were released to Corsair, 2,616 Post-Merger Repay Units were released to Mr. Morris (including certain affiliated entities), 2,348 Post-Merger Repay Units were released to Mr. Alias (including certain affiliated entities), 431 Post-Merger Repay Units were released to Mr. Murphy (including certain affiliated entities), 352 Post-Merger Units were released to Mr. Kirk, 144 Post-Merger Units were released to Ms. Perlmutter, 105 Post-Merger Units were released to Mr. Moore, and 205 Post-Merger Units were released to Mr. Jacobs.

Earn-Out Units

Pursuant to the Merger Agreement, we agreed to issue up to 7,500,000 additional Post-Merger Repay Units (the “Earn-Out Units”) to Corsair and the other Repay Unitholders as follows (i) if, within the twelve month anniversary of the Closing, the volume weighted average price of the Class A common stock is greater than or equal to $12.50 over any 20 trading days within any 30 trading day period, the Repay Unitholders would be entitled to receive 50% of the Earn-Out Units; and (ii) if, within the twenty-four month anniversary of the Closing, the volume weighted average price of the Class A common stock is greater than or equal to $14.00 over any 20 trading days within any 30 trading day period, the Repay Unitholders would be entitled to receive 100% of the Earn-Out Units.

On September 30, 2019, the triggering event for the issuance of the first tranche of Earn-Out Units to the Repay Unitholders occurred, as the volume weighted average closing price per share of the Company’s Class A common stock as of that date had been greater than or equal to $12.50 over any 20 trading days within any 30 trading day period. As a result, we issued 3,750,000 Earn-Out Units to the Repay Unitholders on October 1, 2019, which included 2,299,615 Post-Merger Repay Units to Corsair, 458,504 Post-Merger Repay Units to Mr. Morris (including certain affiliated entities), 411,548 Post-Merger Repay Units to Mr. Alias (including certain affiliated entities), 75,415 Post-Merger Repay Units to Mr. Murphy (including certain affiliated entities), 61,645 Post-Merger Units to Mr. Kirk, 25,212 Post-Merger Units to Ms. Perlmutter, 18,415 Post-Merger Units to Mr. Moore, and 35,880 Post-Merger Units to Mr. Jacobs.

On December 24, 2019, the triggering event for the issuance of the second tranche of Earn-Out Units to the Repay Unitholders occurred, as the volume weighted average closing price per share of the Company’s Class A common stock as of that date had been greater or equal to than or equal to $14.00 over any 20 trading days within any 30 trading day period. As a result, we issued 3,750,000 Earn-Out Units to the Repay Unitholders on

December 31, 2019, which included 2,299,615 Post-Merger Repay Units to Corsair, 458,504 Post-Merger Repay Units to Mr. Morris (including certain affiliated entities), 411,548 Post-Merger Repay Units to Mr. Alias (including certain affiliated entities), 75,415 Post-Merger Repay Units to Mr. Murphy (including certain affiliated entities), 61,645 Post-Merger Units to Mr. Kirk, 25,212 Post-Merger Units to Ms. Perlmutter, 18,415 Post-Merger Units to Mr. Moore, and 35,880 Post-Merger Units to Mr. Jacobs.

Unit Purchase Agreement

On June 2, 2020, we completed an underwritten offering of 9,200,000 shares of our Class A common stock. In connection with the offering, on May 28, 2020, we entered into a unit purchase agreement with Corsair to use the net proceeds from 5,200,000 of those shares to purchase an equivalent number of outstanding Post-Merger Repay Units owned by Corsair for a total purchase price of $98,800,000.

Indemnification of Directors and Officers

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, our Articles of Incorporation provide that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement, and reimbursement to the fullest extent permitted under the DGCL.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PLAN OF DISTRIBUTION

We or the Selling Securityholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold by us pursuant to this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants. The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their Class A common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

Sales of the securities may be made on one or more exchanges or in the over-the-counter market or otherwise, at fixed price or prices, which may be changed, prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The securities may be distributed from time to time in one more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of The Nasdaq Capital Market;

•

through trading plans entered into by the Company or a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares of Class A common stock held by the Selling Securityholders that qualify for sale pursuant to Rule 144 of the Securities Act (“Rule 144”) may be sold by the Selling Securityholders under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

We and the Selling Securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any Selling Securityholder or borrowed from us or any Selling Securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we and the Selling Securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, we or the Selling Securityholders may engage broker-dealers or agents, who may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Neither we nor any Selling Securityholder can presently estimate the amount of any such compensation.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We and the Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Each time we or the Selling Securityholders offer and sell securities using this prospectus, a prospectus supplement will be provided that will describe the terms of the offering of the securities, including:

•	the name or names of agents, dealers or underwriters, if any;

•	the purchase price of the securities being offered and the proceeds we or the Selling Securityholders will receive from the sale;

•	any options under which underwriters may purchase additional securities from us or the Selling Securityholders;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any market on which the securities may be listed.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively. Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the Class A common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

The validity of the securities offered by the Company have been passed upon for the Company by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Repay Holdings Corporation and its subsidiaries (Successor) as of December 31, 2019 and for the period from July 11, 2019 to December 31, 2019, and Hawk Parent Holdings LLC and its subsidiaries (predecessor) as of December 31, 2018 and for the period from January 1, 2019 to July 10, 2019 and for the year ended December 31, 2018 incorporated by reference in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Hawk Parent Holdings LLC and its subsidiaries at December 31, 2017, and for the year ended December 31, 2017 incorporated by reference in this prospectus have been audited by Warren Averett, LLC, independent registered public accounting firm, as set forth in their report thereon and have been so included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of TriSource Solutions, LLC as of and for the year ended December 31, 2018 incorporated by reference in this prospectus have been so included in reliance upon the report of Honkamp Krueger & Co, P.C., upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Our website address is www.repay.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March  16, 2020, as amended on Form 10-K/A, filed with the SEC on April 17, 2020, as amended on Form 10-K/A, filed with the SEC on May 5, 2020 (File No. 001-38531);

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020 (File No. 001-38531), and for the quarter ended June 30, 2020, filed with the SEC on August 10, 2020 (File No. 001-38531);

•

our Current Reports on Form 8-K, filed with the SEC on February 10, 2020, March 17, 2020, March  19, 2020, April 1, 2020, April  8, 2020, April 22, 2020, June  2, 2020, June 26, 2020, and August  7, 2020 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38531);

•

the audited financial statements of TriSource Solutions, LLC and pro forma financial statements of Repay Holdings Corporation and TriSource Solutions, LLC contained in our Registration Statement on Form S-1 (File No. 333-238691), filed with the SEC on May 26, 2020; and

•

the description of our securities contained in our Registration Statement on Form 8-A (File No.  001-38531), filed with the SEC on June 15, 2018, including any amendments or reports filed for the purpose of updating such description.

Documents that are incorporated by reference in this prospectus but were filed under the Exchange Act before July 11, 2019 do not reflect the Domestication, the Business Combination or the resulting change in our name, jurisdiction of incorporation or capital structure. We describe these matters above under the section entitled “The Company.”

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:

Repay Holdings Corporation

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(404) 504-7472